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                                                                    EXHIBIT 23.9


                       CONSENT OF INDEPENDENT AUDITORS



We consent to the use of our audit report dated April 21, 1999 with respect to the consolidated financial statements of travelbyus.com, ltd. [formerly LatinGold Inc.] in the Registration Statement on Form S-4 of Aviation Group, Inc. [the "Registration Statement"] and to the reference to our firm under the heading "Experts" in the Registration Statement.




                                       /s/ ERNST & YOUNG LLP
October 9, 2000                        Ernst & Young LLP
Toronto, Canada                        Chartered Accountants